UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2990 Airway Avenue Costa Mesa, California 92626
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

T3 Motion, Inc. (the “Company”) held its annual stockholders meeting on Friday, December 2, 2011. Summarized below are final results of the matters voted on at the annual meeting:

Matters Voted On	For	Against	Abstain	Withhold	Broker non-votes
To elect five directors:
Ki Nam	8,507,299			2,115
Steven Healy	8,508,049			1,365
Mary Schott	8,118,613			390,801
David Snowden	8,117,863			391,551
Robert Thomson	8,508,049			1,365
To increase the number of shares underlying the Company’s 2010 Stock Incentive Plan from 650,000 to 3,150,000	8,036,518	464,442		8,400
To ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011	10,799,928			38,046
To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers	8,109,399	393,861		6,100

At the annual meeting, there was also an advisory vote to indicate how frequently stockholders believe the Company should seek an advisory vote on the compensation of its named executive officers. The votes cast were as follows:

Every year	Every two years	Every three years	Abstain	Withhold	Broker non-votes
8,500,760	7,600	100		900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: December 7, 2011	By:	/s/ Kelly Anderson
	Name:	Kelly Anderson
	Title:	Chief Financial Officer